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                                                                    EXHIBIT 10.2



                          SEQUUS PHARMACEUTICALS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


        1.      Purpose

                The Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of SEQUUS Pharmaceuticals, Inc., its parent and participating subsidiaries, if any (collectively, the "Company") to acquire an equity interest in the Company through the purchase of shares of Common Stock.

        2.      Administration

                The Plan shall be administered by the Board of Directors (or a committee of two or more "disinterested" directors, which in either case is referred to as the "Board") in accordance with Rule 16b-3 of the Securities and Exchange Commission, as in effect from time to time. Any committee or persons as the Board may from time to time select (the "Administrator") shall be responsible for any matters for which a "disinterested administrator" is not required by Rule 16b-3. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all participants.

        3.      Number of Shares

                The Company has reserved for sale under the Plan 778,000 shares of Common Stock. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 778,000-share limitation.

                In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of the Company, the Administrator may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

        4.      Eligibility Requirements

                Each employee, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date following employment by the Company. Participation in the Plan is entirely voluntary.



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                The following employees are not eligible to participate in the
Plan:

                (i) employees who would, immediately upon enrollment in the Plan, own directly or indirectly (including options or rights to acquire), an aggregate of more than five percent of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary; and

                (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year.

"Employee" shall mean any individual who performs services for SEQUUS Pharmaceuticals, Inc. or any participating subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-l or any successor provision. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with SEQUUS Pharmaceuticals, Inc. if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain. A "participating subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan.

        5.      Enrollment

                Any eligible employee may enroll or re-enroll in the Plan as of the first trading day of any January, April, July, and October, or such other specific trading days established by the Administrator from time to time ("Enrollment Dates"). In order to enroll an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the Company before the 15th day of the month preceding an Enrollment Date, or such other date established by the Administrator from time to time ("Cut-Off Date"), will be effective on that Enrollment Date. As a condition to participation, each enrollee agrees to inform the Company promptly of the sale or other disposition of shares acquired under the Plan within either of the periods specified in Section 423(a)(1) of the Code (currently, two years from the date of grant of the option pursuant to which such shares were acquired and one year after the Purchase Date for such shares).

        6.      Grant of Options on Enrollment

                Enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of options to purchase shares of Common Stock from the Company under the Plan. The number of options granted will equal the number of percentage points of salary that the participant elects to have withheld. An increase (but not a decrease) in the level of payroll withholding also constitutes the grant of new options for the incremental change in the percentage withheld but does not cancel outstanding options. Any participant whose options expire and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted new options (equal in number to the number of expiring options) on the Enrollment Date immediately following the Purchase Date on which his then-current



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options expire. Any date on which a participant is granted options under the
Plan is referred to as a "Grant Date."

                Each option granted under the Plan shall have the following terms:

                (i) whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date for such option, or such shorter option period as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (B) the date on which participation of such participant in the Plan terminates for any reason;

                (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

                (iii) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 8;

                (iv) the price per share under the option will be determined as provided in Section 8;

                (v) unless otherwise established by the Board from time to time prior to an Enrollment Date, the number of shares available for purchase under each option will be the quotient of (a) 75,000, divided by (b) the then fair market value of the Common Stock subject to option for all options to be granted on such Enrollment Date; provided, however, that in no event shall an option give the participant the right to purchase shares at a rate which accrues in excess of $75,000 of fair market value of such shares (determined at the Grant Date of such option) in any calendar year during which the option is outstanding;

                (vi) notwithstanding clause (v), the option (taken together with all other options then outstanding under this Plan and under all other similar stock purchase plans of SEQUUS Pharmaceuticals, Inc. or any parent or subsidiary) will in no event give the participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value of such shares (determined in accordance with Section 423(b)(8) of the Code at the applicable grant dates) in any calendar year during which such participant is enrolled in the Plan at any time; and

                (vii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

        7.      Payroll Withholding

                Each participant may elect to make contributions at a rate equal to any whole percentage up to a maximum of 10%, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date for all options to be



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granted on such Enrollment Date, of his or her monthly earnings from the
Company. The rate of contribution shall be designated by the participant in the enrollment form. A participant may change the contribution rate effective as of any Enrollment Date by delivery to the Company not later than the related Cut-Off Date of a new enrollment form indicating the revised rate. An increase (but not a decrease) in the contribution rate constitutes the grant of new options. If the rate is decreased and there is more than one option outstanding, the participant may specify the option to which such decrease should apply.

                Contributions shall be credited to a participant's account as soon as administratively feasible after payroll withholding. The Company shall be entitled to use of the contributions immediately after payroll withholding and shall have no obligation to pay interest on the contributions to any participant.

        8.      Purchase of Shares

                On the last trading day of each March, June, September, and December, or on such other specific trading days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date ("Purchase Dates"), the Company shall apply the funds then credited to each participant's account to the purchase of whole and fractional shares of Common Stock. The cost to the participant for the shares purchased under any option shall be 85% of the lower of:

                (i) the closing price of Common Stock on the NASDAQ National Market System on the Grant Date for such option;

                (ii) the closing price of Common Stock on the NASDAQ National Market System on that Purchase Date; or

                (iii) if no closing price is reported on either of such dates, the closing price of the Common Stock on the NASDAQ National Market System on the date next preceding such Grant Date or such Purchase Date, as the case may be, on which a closing price is reported.

Certificates evidencing shares purchased on any Purchase Date shall be delivered as soon as administratively feasible, but participants shall be treated as the owners of their shares effective as of the Purchase Date. Any cash equal to less than the price of the smallest fractional share of Common Stock which may be purchased under the Plan left in a participant's payroll deduction account on a Purchase Date shall be carried forward in such participant's account for application on the next Purchase Date.

        9.      Transfer of Shares

                A participant purchasing shares pursuant to the Plan on any Purchase Date on or after July 1, 1997 may not transfer, assign or otherwise sell or dispose of any of such shares for a period of six months commencing on the Purchase Date for such shares, other than by will or by the laws of descent and distribution.



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        10.     Withdrawal From the Plan

                A participant may withdraw from the Plan in full (but not in part) at any time. All funds credited to a participant's payroll deduction account shall be distributed to the participant without interest as soon as administratively feasible after the Company receives the withdrawal notice. An employee who has withdrawn may not return funds to the Company and require the Company to apply those funds to the purchase of shares. Any eligible employee who has withdrawn from the Plan may, however, enroll in the Plan again on any subsequent Enrollment Date in accordance with Section 5.

        11.     Termination of Employment

                Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative all amounts credited to the participant's payroll deduction account.

        12.     Leave of Absence

                Unless a participant has voluntarily withdrawn from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of a leave of absence of such participant. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, however, unless:

                (i) the leave of absence is of less than 90 days' duration and is due to illness, injury, or other cause approved by the Administrator; or

                (ii) the participant's right to reemployment after such leave is guaranteed by contract or statute.

        13.     Designation of Beneficiary

                Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

                As soon as administratively feasible after the death of a participant, amounts credited to the participant's payroll deduction account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of his or her estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary instructions.



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        14.     Assignment

                No participant may assign his or her rights under the Plan by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

                A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant jointly with one or more other persons with right of survivorship, in spousal community property, or to certain forms of trusts approved by the Administrator.

        15.     Administrative Assistance

                If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the participant's name, or if the participant so indicates in the enrollment form, in the participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship, in spousal community property, or in certain forms of trusts approved by the Administrator.

        16.     Costs

                The Company shall pay all costs and expenses incurred in administering the Plan excepting stamp duties or transfer taxes applicable to participation in the Plan, which it may charge to the participant's account. The Company shall pay brokerage fees for the purchase of shares by a participant, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

        17.     Reports

                The Company shall provide or cause to be provided to each participant a report of his or her contributions and the shares purchased by the participant on each Purchase Date.

        18.     Equal Rights and Privileges

                All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the Treasury Regulations thereunder. Any



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provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423 of the Code. This Section 18 shall take precedence over all other provisions in the Plan.

        19.     Applicable Law

                The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.



        20.     No Right of Employment

                Neither the grant nor the exercise of any right to purchase shares under this Plan nor anything in this Plan shall impose upon the Company or any subsidiary any obligation to employ or continue to employ any participant. The right of the Company and any subsidiary to terminate any employee shall not be diminished or affected because any right to purchase shares has been granted to such employee.

        21.     Requirements of Law

                (a) The Company shall not be required to sell, issue or deliver any shares of Common Stock under this Plan if such sale, issuance or delivery might constitute a violation by the Company or the participant of any provision of law. Unless a registration statement under the Securities Act of 1933 (the "Act") is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Act. Regardless of whether such shares of Common Stock have been registered under the Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law, including the Internal Revenue Code. As a condition precedent to the issuance of any shares of Common Stock under the plan, the Company may require evidence satisfactory to it or its counsel to the effect that the purchase of such shares is acquiring the shares for investment and not with a view to their distribution. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

                (b) If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the plan is no longer required or desirable in order to comply with applicable securities or other laws,



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the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

                (c) The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or delivery of shares pursuant to the exercise of any right to comply with any law.

        22.     Corporate Transactions

                New option rights may be substituted for the option rights under the Plan, or the Company's outstanding obligations under the Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary corporation of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization or liquidation, or like occurrence in which the Company is involved.

        23.     Modification, Term, and Termination

                The Board may amend, alter, or terminate the Plan or any option at any time. No amendment shall be effective unless within 12 months after it is adopted by the Board it is approved by the holders of a majority of the voting power of the Company's outstanding shares, if such amendment would:

                (i) increase the number of shares reserved for purchase under the Plan;

                (ii) materially increase the benefits to participants; or

                (iii) modify the requirements for participation.

                In the event the Plan is terminated, the Board may elect to terminate all outstanding options immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

        24.     Board and Stockholder Approval

                This Plan was approved by the Board of Directors on March 20, 1990. This Plan shall be subject to and conditioned upon approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of Common stock of the Company within 12 months of the date the Plan is approved by the Board. No right to purchase shares may be exercised in whole or in part unless and until such stockholder approval is obtained.



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